EXHIBIT 10.3

                             UNCONDITIONAL GUARANTY

         THIS UNCONDITIONAL GUARANTY (the "GUARANTY") is entered into as of October 13, 2004, by LION, INC., a Washington corporation (the "THE GUARANTOR"), in favor of the holders of the notes that TUTTLE RISK MANAGEMENT SERVICES INC., a Delaware corporation (the "COMPANY"), issued to its stockholders (the "STOCKHOLDERS") pursuant to the Secured Notes Agreement, dated as of October 13, 2004, by and among the Company, the Guarantor, Anthony Berris, as the Stockholders' Representative, and the Stockholders (the "NOTE AGREEMENT"; capitalized terms used herein without definition shall have the meanings assigned to them in the Note Agreement).

                                    RECITALS

         WHEREAS, pursuant to the Agreement of Merger, dated as of October 12, 2004, by and among the Guarantor, LION Acq., LLC, a Washington limited liability company wholly-owned by the Guarantor ("MERGER LLC"), the Company, Anthony Berris, Sern Clementson, and Anthony Berris, as the Stockholders' Representative (the "MERGER Agreement"), the Company will be merged with and into Merger LLC and all of the Company's outstanding Common Stock will be converted into the right to receive shares of Guarantor's common stock and promissory notes issued by Guarantor (the "MERGER");

         WHEREAS, under the Merger Agreement, it is a condition precedent to the Merger that the Company make a distribution to the Stockholders in the form of cash and notes (the "DISTRIBUTION NOTES") immediately prior to the closing of the Merger; and

         WHEREAS, the Stockholders are willing to receive the Distribution Notes as part of the Merger transaction, and to approve the Merger, provided that the Guarantor guaranties the Company's obligations under the Distribution Notes and the other Note Documents, on the terms set forth herein, and the Guarantor is so willing to guaranty the Company's obligations under the Distribution Notes and the other Note Documents; and

         NOW, THEREFORE, IT IS AGREED THAT:

         1. The Guarantor unconditionally and irrevocably guarantees payment of all amounts that the Company owes to the Stockholders under the Note Documents and the Company's performance of its obligations under the Note Documents (the "GUARANTEED OBLIGATIONS"). If the Company does not perform its payment obligations under the Note Documents (including payment obligations arising as a result of a breach of performance obligations), the Guarantor will immediately pay all amounts due (including all principal, interest and fees) and satisfy all the Company's payment obligations under the Note Documents. This Guaranty is a guaranty of prompt and punctual payment of the Guaranteed Obligations, whether at stated maturity, by acceleration or otherwise, and is not merely a guaranty of collection.

         2. These obligations are independent of the Company's obligations and separate actions may be brought against the Guarantor (whether action is brought against the Company or whether the Company is joined in the action). The Guarantor waives benefit of any statute of

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limitations affecting its liability. The Guarantor's liability is not contingent on the genuineness or enforceability of the Note Documents.

         3. The Stockholders may, without notice to the Guarantor and without affecting the Guarantor's obligations under this Guaranty, (a) renew, extend, or otherwise change the terms of the Note Documents with the Company's consent; (b) take security for the payment of this Guaranty or the other Note Documents; (c) exchange, enforce, waive and release any security; and (d) apply the security and direct its sale as the Stockholders, in their discretion, choose.

         4. The Guarantor waives:

            a) Any right to require the  Stockholders to (i) proceed against the
               Company or any other Person; (ii) proceed against or exhaust any security or (iii) pursue any other remedy. The Stockholders may exercise or not exercise any right or remedy they have against the Company or any security they hold (including the right to foreclose by judicial or nonjudicial sale) without affecting the Guarantor's liability.

            b) Any defenses  from  disability or other defense of the Company or from the cessation of the Company's liabilities.

            c) Any setoff, defense or counterclaim against the Stockholders.

            d) Any defense from the absence,  impairment or loss of any right of reimbursement or subrogation or any other rights against the Company. Until the Company's obligations to the Stockholders have been paid, the Guarantor has no right of subrogation or reimbursement or subrogation or other rights against the Company.

            e) Any  right to  enforce  any  remedy  that the  Stockholders  have against the Company.

            f) Any  rights  to   participate   in  any  security   held  by  the
               Stockholders.

            g) Any demands for performance,  notices of nonperformance or of new or additional indebtedness. The Guarantor is responsible for being and keeping itself informed of the Company's financial condition. The Stockholders have no duty to provide information regarding the Company to the Guarantor.

            h) The benefits of California  Civil Code Sections 2809, 2810, 2819,
               2839, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

         5. If the Company becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, or similar relief under the United States
Bankruptcy Code, or if a petition is filed against the Company and/or any obligation under the Note Documents is terminated or rejected or any obligation of the Company is modified or if the Company's obligations are avoided, the Guarantor's liability will not be affected and its liability will continue. If the Stockholders must return any payment because of the insolvency, bankruptcy or reorganization

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of the Company,  the  Guarantor or any other the  guarantor,  this Guaranty will remain effective or be reinstated.

         6. Until payment in full in cash of the Company's obligations under the Note Documents and termination or expiration of the Note Documents, the Guarantor subordinates any indebtedness of the Company that it holds to the Guaranteed Obligations; and the Guarantor will collect, enforce and receive payments as the Stockholders' trustee and will pay the Stockholders those payments without reducing or affecting its liability under this Guaranty.

         7. Except as otherwise specifically provided herein, the Guarantor waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of the Secured Obligations on which the Guarantor is liable.

         8. The Guarantor will pay the Stockholders' reasonable fees and expenses incurred in enforcing this Guaranty, including reasonable attorneys' fees and expenses. This Guaranty may not be waived, revoked or amended without the Stockholders' and the Guarantor's prior written consent. If any provision of this Guaranty is unenforceable, all other provisions remain effective. This Guaranty is the entire agreement among the parties about this guaranty. No prior dealings, no usage of trade, and no parol or extrinsic evidence may supplement or vary this Guaranty. The Stockholders may assign this Guaranty. This Guaranty benefits the Stockholders, their successors and assigns. This Guaranty is in addition to any other guaranties the Stockholders obtain.

         9. This Guaranty shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions thereof.

         Date:  October 13, 2004

         LION, INC.

         By: /s/ RANDALL D. MILES
             ----------------------------------

         Title: CHAIRMAN AND CEO
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